                                                                       EXHIBIT E

                  CENTERPOINT ENERGY, INC.
                     SEPTEMBER 30, 2004

INVESTING/BORROWING RATE                4.8060%                    MONEY POOL #1
--------------------------------------------------------------------------------

                                           PRIOR DAY                                    TODAY'S
COMPANY NAME                CO. CODE       POSITION         (TO MP)     (FROM MP)      POSITION
-------------------------------------------------------------------------------------------------
CenterPoint Energy, Inc.      0299        101,842,000      6,794,000                  108,636,000
CE Houston Electric, LLC      0003       (142,658,868)                  1,825,000    (144,483,868)
CE Products, Inc.             0057            256,956                                     256,956
CE Resources Corp.            0016        146,095,912                   1,890,000     144,205,912
CE Service Company, LLC       0002        (17,118,000)                  3,079,000     (20,197,000)
CE Funding Company            0051          4,632,000                                   4,632,000
CE Properties, Inc.           0056        (93,050,000)                                (93,050,000)
CE International, Inc.        0093                  -                                           -
                                         ------------      ---------    ---------    ------------
TOTAL POOL ACTIVITY                                 -      6,794,000    6,794,000               -
TOTAL SOURCES                             252,826,868                                 257,730,868
TOTAL USES                               (252,826,868)                               (257,730,868)
                                         ------------      ---------    ---------    ------------
NET                                                 -                                           -

INVESTING/BORROWING RATE                1.7425%                    MONEY POOL #2
--------------------------------------------------------------------------------

                                           PRIOR DAY                                    TODAY'S
COMPANY NAME                CO. CODE       POSITION         (TO MP)     (FROM MP)       POSITION
-------------------------------------------------------------------------------------------------
CenterPoint Energy, Inc.      0299                 -                                            -
Texas Genco GP, LLC           0356             1,000                     135,000         (134,000)
Texas Genco, LP               0004           208,000        150,000                       358,000
Texas Genco Holdings, Inc.    0310        (1,679,000)                     15,000       (1,694,000)
Texas Genco Services, LP      0379         1,470,000                                    1,470,000
CE Funding Company            0051                 -                                            -
CE Properties, Inc.           0056                 -                                            -
CE International, Inc.        9021                 -                                            -
                                          ----------        -------      -------       ----------
TOTAL POOL ACTIVITY                                -        150,000      150,000                -
TOTAL SOURCES                              1,679,000                                    1,828,000
TOTAL USES                                (1,679,000)                                  (1,828,000)
                                          ----------        -------      -------       ----------
NET                                                -                                            -

                              PRIOR DAY                                        OUTSTANDING
EXTERNAL INVESTMENTS         INVESTMENT         INVEST          (REDEEM)       INVESTMENT
------------------------------------------------------------------------------------------
CenterPoint Energy, Inc.               -                                                 -
CE Houston Electric, LLC               -                                                 -
CE Resources Corp.                     -                                                 -
Texas Genco, LP              342,434,000                       (5,443,000)     336,991,000
Texas Genco Services, LP               -                                                 -
CE Properties, Inc.                    -                                                 -
                             -----------        ------         ----------      -----------
TOTAL INVESTMENTS            342,434,000             -         (5,443,000)     336,991,000

                                             PRIOR DAY      INCREASE        TODAY'S
LOANS - CNP                                 OUTSTANDING      (REPAY)      OUTSTANDING    WTD RATE
--------------------------------------------------------------------------------------------------
Term                        Mat 10/08/04    917,500,000    (2,500,000)    915,000,000    4.722500%
Revolver                    Mat 10/28/04     90,000,000             -      90,000,000    4.350000%
Revolver                    Mat 10/26/04     50,000,000             -      50,000,000    4.325000%
Revolver                    Mat 10/19/04    100,000,000             -     100,000,000    4.290000%
Revolver                    Mat 10/08/04     71,000,000             -      71,000,000    4.737500%
Revolver                    Mat 10/15/04     60,000,000             -      60,000,000    4.760000%
Revolver                    Mat 10/25/04     80,000,000             -      80,000,000    4.840000%
Revolver                    Mat 10/27/04     75,000,000             -      75,000,000    4.840000%
Revolver                    Mat 01/05/05    350,000,000             -     350,000,000    4.841250%
Revolver                    ABR               5,000,000    17,000,000      22,000,000    6.750000%
                                          -------------    ----------   -------------
CNP TOTAL                                 1,798,500,000    14,500,000   1,813,000,000    4.728592%

                             PRIOR DAY        INCREASE       TODAY'S
BANK LOANS - CERC           OUTSTANDING        (REPAY)     OUTSTANDING     WTD RATE
-----------------------------------------------------------------------------------
Revolver                                                           -       0.00000%
                              ------          -------        -------
CERC TOTAL                         -                -              -       0.00000%

                             PRIOR DAY        INCREASE       TODAY'S
BANK LOANS - GENCO          OUTSTANDING        (REPAY)     OUTSTANDING     WTD RATE
-----------------------------------------------------------------------------------
Revolver                           -                -              -       0.00000%
                              ------          -------        -------
GENCO TOTAL                        -                -              -       0.00000%

                                            FACILITY          LOANS
REMAINING CAPACITY UNDER FACILITIES           SIZE         OUTSTANDING          LOCS          REMAINING
---------------------------------------------------------------------------------------------------------
CNP Term Loan                              915,000,000      915,000,000                -                0
CNP Revolver                             1,425,000,000      898,000,000       30,138,000      496,862,000
CERC Revolver                              250,000,000                -                -      250,000,000
GENCO Revolver                             250,000,000                -      182,094,964       67,905,036
                                         -------------    -------------      -----------      -----------
TOTAL                                    2,840,000,000    1,813,000,000      212,232,964      814,767,036

                                            PRIOR DAY             TODAY'S
LIQUIDITY                                    AMOUNT                AMOUNT
----------------------------------------------------------------------------
External Investments                       342,434,000           336,991,000
Remaining Capacity under Facilities        831,767,036           814,767,036
                                         -------------         -------------
TOTAL LIQUIDITY                          1,174,201,036         1,151,758,036